UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2020

Knoll, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street
East Greenville	PA	18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As previously disclosed, Knoll, Inc. (the “Company”) is party to that certain Third Amended and Restated Credit Agreement dated as of January 23, 2018, as amended August 26, 2019, among the Company and certain foreign subsidiaries of the Company, as borrowers, certain domestic and foreign subsidiaries of the Company, as guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and certain lenders and other parties thereto (collectively, the “Amended Credit Agreement”), which governs the Company's credit facility, consisting of a revolving commitment in the amount of $400 million (the "Revolver"), a U.S. term loan commitment, and a multicurrency term loan commitment. The material terms of the Revolver and term loans are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 23, 2018, as amended by the Company's Current Report on Form 8-K filed with the SEC on August 26, 2019, which description is incorporated by reference herein, and a copy of the Amended Credit Agreement is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020.
On March 30, 2020, the Company elected to borrow $65.0 million under the Revolver. After giving effect to such borrowings, a total of approximately $300 million is currently outstanding under the Revolver.
The Company elected to increase its borrowings under the Revolver to further strengthen its financial position and balance sheet, to enhance its financial liquidity and to provide maximum financial flexibility as the effects of the COVID-19 outbreak continue to evolve and impact the global markets. In accordance with the terms of the Amended Credit Agreement, the proceeds from the incremental Revolver borrowings may be used for general working capital and other general corporate purposes in the future as permitted by the Amended Credit Agreement.
Item 7.01. Regulation FD Disclosure
On March 30, 2020, the Company issued a press release announcing its response to the COVID-19 outbreak, including actions under its Credit Facility. The press release is attached to this Current Report on Form 8-K.
The information in this Item 7.01 and in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1 - Press Release, dated March 30, 2020
(d) Exhibits

Exhibit No.	Description
EX-99.1	Press Release
EX 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: March 31, 2020
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, Chief Administrative Officer & General Counsel